Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED

FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated condensed financial statements have been prepared to give effect to the combination of Borland Software Corporation (“Borland” or the “Company”) and TogetherSoft Corporation (“TogetherSoft”) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined consolidated condensed financial statements. These pro forma statements were prepared as if the respective combination had been completed as of January 1, 2001 for statements of operations purposes and as of September 30, 2002 for balance sheet purposes.

The unaudited pro forma combined consolidated condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of TogetherSoft. The final allocation of the purchase price will be determined after the completion of the combination and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for TogetherSoft is subject to revision as more detailed analysis is completed and additional information on the fair values of TogetherSoft’s assets and liabilities becomes available. Any change in the fair value of the net assets of TogetherSoft will change the amount of the purchase price allocable to goodwill. Additionally, changes in TogetherSoft’s working capital, including the results of operations from September 30, 2002 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ from the pro forma adjustments presented here.

These unaudited pro forma combined consolidated condensed financial statements are based upon the respective historical consolidated financial statements of Borland and TogetherSoft and should be read in conjunction with the historical consolidated financial statements of Borland and TogetherSoft and related notes.

The pro forma financial data is intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of Borland after the acquisition or the financial position or results of operations had the acquisition actually been effected on January 1, 2001 for statements of operation purposes and as of September 30, 2002 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2002

(In thousands)

	Historical		Proforma
	Borland	Togethersoft	Adjustments		Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$309,334	$12,899	$(78,599)	(a)	243,634
Accounts receivable, net	37,295	11,552			48,847
Prepaid expenses and other current assets	15,586	3,696	1,045	(f)	20,327

Total current assets	362,215	28,147	(77,554)		312,808
Property and equipment, net	17,480	4,671			22,151
Goodwill, amortizable intangible assets and other assets	10,739	6,702	171,434	(b)	188,875

Total assets	$390,434	$39,520	$93,880		$523,834

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$48,557	$1,093	$16,481	(c)	66,131
Other accrued liabilities	15,023	6,145			21,168
Deferred revenue	25,782	11,498	(690)	(d)	36,590

Total current liabilities	89,362	18,736	15,791		123,889
Other liabilities	10,361	—			10,361

Total liabilities	99,723	18,736	15,791		134,250

Convertible preferred stock	—	24,693	(24,693)	(e)	—
Stockholders’ equity:
Common stock	712	6	85	(e)	803
Additional paid-in capital	494,759	4,490	101,291	(e)	600,540
Deferred compensation	(774)	(2,393)	(6)	(e)	(3,173)
Accumulated deficit	(172,787)	(5,253)	653	(e)	(177,387)
Accumulated other comprehensive loss	4,335	(584)	584	(e)	4,335
Treasury Stock	(35,534)	(175)	175	(e)	(35,534)

Total stockholders’ equity	290,711	(3,909)	102,782		389,584

Total liabilities and stockholders’ equity	$390,434	$39,520	$93,880		$523,834

The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(In thousands, except per share data)

	Historical		Pro Forma
	Borland	Togethersoft	Adjustments	Combined
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product revenues	148,058	23,638	—	171,696
Service revenues	29,461	13,477	—	42,938

Total revenues	$177,519	$37,115	$—	$214,634

Cost of revenues:
Cost of product revenues	11,318	604	—	11,922
Cost of service revenues	15,563	1,450	—	17,013

Total cost of revenues	26,881	2,054	—	28,935

Gross profit	150,638	35,061	—	185,699

Operating expenses:
Selling, general and administrative	95,848	28,361	—	124,209
Research, development and engineering	37,392	7,441	—	44,833
Restructuring, amortization of intangibles and acquisition related expenses	4,472	2,541	9,860 (h)	16,873

Total operating expenses	137,712	38,343	9,860	185,915

Income (loss) from operations	12,926	(3,282)	(9,860)	(216)
Interest and other income (expense), net	5,314	115	—	5,429
Income before taxes	18,240	(3,167)	(9,860)	5,213
Provision for (benefit from) income taxes	4,015	(1,282)	—	2,733

Net income (loss)	$14,225	$(1,885)	$(9,860)	$2,480

Income (loss) per share—basic	$0.20			$0.03

Income (loss) per share—diluted	$0.19			$0.03

Shares used in per share calculation—basic	71,295			79,112

Shares used in per share calculation—diluted	74,646			83,038

The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(In thousands, except per share data)

	Historical		Pro Forma
	Borland	Togethersoft	Adjustments	Combined
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product revenues	187,044	35,649	—	222,693
Service revenues	34,727	11,377	—	46,104

Total revenues	$221,771	$47,026	$—	$268,797

Cost of revenues:
Cost of product revenues	13,447	1,071	—	14,518
Cost of service revenues	22,454	1,433	—	23,887

Total cost of revenues	35,901	2,504	—	38,405

Gross profit	185,870	44,522	—	230,392

Operating expenses:
Selling, general and administrative	121,056	40,120	3,444 (g)	164,620
Research, development and engineering	46,980	8,727	—	55,707
Restructuring, amortization of intangibles and acquisition related expenses	—	2,826	14,222 (h)	17,048

Total operating expenses	168,036	51,673	17,666	237,375

Income (loss) from operations	17,834	(7,151)	(17,666)	(6,983)
Interest and other income (expense), net	11,117	404	—	11,521
Income before taxes	28,951	(6,747)	(17,666)	4,538
Provision for (benefit from) income taxes	5,845	(1,601)	—	4,244

Loss before cumulative effect of a change in accounting principle	$23,106	$(5,146)	$(17,666)	$294

Income (loss) per share—basic	$0.34			$0.00

Income (loss) per share—diluted	$0.31			$0.00

Shares used in per share calculation—basic	66,494			74,311

Shares used in per share calculation—diluted	74,136			82,514

The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

4

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined consolidated condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1. BASIS OF PRO FORMA PRESENTATION

On October 29, 2002, Borland entered into a merger agreement pursuant to which Borland agreed to acquire TogetherSoft in exchange for $82.5 million in cash, 9,050,000 shares of Borland common stock and the assumption of the TogetherSoft stock option plan. On January 14, 2003, this acquisition was completed. The consideration paid to TogetherSoft is being reduced by the proceeds from stock option exercises and the amount by which certain legal expenses incurred by TogetherSoft in connection with the Merger exceeds the sum of (a) $500,000 plus (b) the amount incurred by TogetherSoft in connection with the Section 3(a)10 California fairness hearing process. It is currently estimated that the Excess Legal Expenses will be approximately $1 million. These pro formas do not reflect the impact of this potential adjustment. Borland will account for the transaction under the purchase method of accounting.

The unaudited pro forma combined consolidated condensed balance sheet as of September 30, 2002 was prepared by combining the historical unaudited consolidated condensed balance sheet data as of September 30, 2002 for Borland and TogetherSoft as if the merger had been consummated on that date.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2001 and for the nine month period ended September 30, 2002 give effect to the merger as if it had occurred on January 1, 2001. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2001 combine the results of operations of Borland and TogetherSoft for the fiscal years ended December 31, 2001. The unaudited pro forma combined consolidated condensed statement of operations for the nine months ended September 30, 2002 combines the results of operations of Borland and TogetherSoft to give effect to the combination as if the combination had occurred on January 1, 2001. The unaudited proforma combined consolidated condensed financial statements have not been adjusted for tax effects.

Borland has determined several costs to be incurred in restructuring the acquired businesses. These restructuring charges include provisions for severance costs related to the termination of employees, losses on disposal of redundant fixed assets and costs of redundant facilities. These restructuring costs are accrued on the pro forma balance sheet.

Borland may incur additional costs to integrate its combined businesses over the course of the next several years.

2. PURCHASE PRICE—TOGETHERSOFT

The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of TogetherSoft as of September 30, 2002, and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date.

The unaudited pro forma combined consolidated condensed financial statements reflect an estimated purchase price of approximately $189.1 million, consisting of (a) a total of 7.8 million shares of common stock to be issued upon consummation valued at approximately $97.4 million (using a fair value per share of $12.46), (b) cash of approximately $78.6 million, net of cash to be received from the exercise of stock options, (c) approximately $8.5 million of consideration for options to purchase approximately 1.2 million equivalent shares of Borland common stock assumed as part of the merger, and (d) estimated direct transaction costs of approximately $4.6 million. The preliminary fair market value of Borland’s common stock to be issued was determined using the 5-day average price surrounding the date the acquisition was announced. The preliminary fair market value of the options assumed in the transaction was determined using the Black-Scholes option-pricing model and the following assumptions: expected life of 1 year, risk-free interest rate of 2.0%, expected volatility of 71% and no expected dividend yield.

The final purchase price is dependent on the actual number of options assumed and actual direct merger costs. The final purchase price will be determined shortly after the completion of the combination. The estimated total purchase price of the TogetherSoft merger is as follows (in thousands):

Cash to be tendered	$78,599
Value of Borland common stock to be issued	97,400
Value of Borland options to be issued	8,472
Estimated direct transaction costs	4,650

Total estimated purchase price	$189,121

Under the purchase method of accounting, the total estimated purchase price is allocated to TogetherSoft’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price of the acquisition and the preliminary independent valuation, the preliminary purchase price allocation is as follows (in thousands):

Cash, cash equivalents and short-term investments	$12,899
Accounts receivable, net	11,552
Prepaid expenses and other current assets	3,696
Property and equipment, net	4,671
Other assets	908
Amortizable intangible assets:
Developed technology	20,300
Service / Maintenance agreements	5,300
Tradenames	7,900
Non-compete covenants	3,670
Goodwill	140,058

Total assets acquired	210,954
Liabilities assumed	(18,046)
Deferred compensation	3,444
In-process research and development	4,600
Estimated accrued restructuring charge	(9,831)
Estimated TogetherSoft transaction costs	(2,000)

Net assets acquired	$189,121

In-process research and development costs of $4.6 million will be charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition. In-process research and development consisted of technology that had not yet reached technological feasibility and had no alternative future use as of the date of acquisition.

A preliminary estimate of $37.2 million has been allocated to amortizable intangible assets with useful lives ranging from 1 to 3 years as follows: Developed technology – 3 years; Service / Maintenance agreements – 1 year; Trade names – 3 years; Non-compete covenants – 2 years.

A preliminary estimate of $140.2 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, goodwill will not be amortized and will be tested for impairment at least annually.

The preliminary purchase price allocation for TogetherSoft is subject to revision as additional information on the fair values of TogetherSoft’s assets and liabilities becomes available. Any change in the fair value of the net assets of TogetherSoft will change the amount of the purchase price allocable to goodwill. Additionally, changes in TogetherSoft’s working capital, including the results of operations from September 30, 2002 through the date the transaction is completed, will also change the amount of goodwill recorded. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

3. PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined consolidated condensed financial statements have been prepared assuming the transaction above was completed on September 30, 2002 for balance sheet purposes and as of January 1, 2001 for statement of operations purposes.

The unaudited pro forma combined consolidated condensed balance sheet and statement of operations gives effect to the following pro forma adjustments:

(a)	Represents the cash consideration used to purchase TogetherSoft ($78.6 million) and consummate the transaction, net of cash to be received from the exercise of stock options.

(b)	To establish amortizable intangible assets and goodwill resulting from the merger.

(c)	Represents the following adjustments to accounts payable and accrued expenses (in thousands):

Accrual for Borland’s TogetherSoft transaction costs	$4,650
Accrual for TogetherSoft’s restructuring costs	9,831
Accrual for TogetherSoft’s transaction costs	2,000

Net change in accounts payable and accrued expenses	$16,481

(d)	To adjust TogetherSoft ($690,000) deferred revenue to estimated fair value. Fair value adjustment related to ongoing deferred maintenance to be provided.

(e)	Represents the following adjustments to convertible preferred stock and stockholders’ equity (in thousands):

	(1)	(2)	(3)	(4)
Convertible preferred stock	$(24,693)	$—	$—	$—	$(24,693)

Common stock	(6)	91	—	—	85
Additional paid-in capital	(4,490)	105,781	—	—	101,291
Deferred compensation	2,393	—	—	(2,399)	(6)
Accumulated other comprehensive income (loss)	584	—	—	—	584
Accumulated deficit	5,253	—	(4,600)	—	653
Treasury Stock	175	—	—	—	175

Total stockholders’ equity	$3,909	$105,872	$(4,600)	$(2,399)	$102,782

(1)	To eliminate the historical convertible preferred stock and stockholders’ equity of TogetherSoft.

(2)	Represents the estimated value of the Company’s common stock and options to be issued in the acquisition of TogetherSoft.

(3)	To reflect the charge for in-process research and development in connection with the TogetherSoft transaction.

(4)	To record the intrinsic value of the unvested options assumed by Borland in connection with the TogetherSoft merger.

(f)	To record the deferred compensation related to the unvested options that will be settled in cash over the remaining vesting period.

(g)	To reflect recognition of compensation expense resulting from the payment of cash consideration to holders of unvested options at the consummation date of the TogetherSoft merger over the related vesting term of the underlying options and the amortization of deferred compensation related to unvested options that were settled in Borland options over their vesting period. For presentation purposes, the entire amount of the amortization is presented as an adjustment to selling, general and administrative expenses.

(h)	To reflect the net impact of the amortization of the amortizable intangible assets resulting from the merger on a straight-line basis offset by the reversal of the amortizable intangible assets related to the TogetherSoft intangibles that would not exist if the acquisition took place effective January 1, 2001. See further discussion including the estimated useful lives in Notes 2 above.

	Nine months ended September 30, 2002	Year ended December 31, 2001
Amortization of the amortizable intangible assets resulting from the merger	$12,401	$16,535
Reversal of amortization of the intangible assets related to TogetherSoft	(2,541)	(2,313)

	$9,860	$14,222

4. UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

Shares used to calculate unaudited pro forma combined net income per basic share were computed by adding 9.1 million shares assumed to be issued in exchange for the outstanding TogetherSoft shares. Shares used to calculate unaudited pro forma combined net income per diluted share were computed by adding 9.1 million shares assumed to be issued in exchange for the outstanding TogetherSoft shares plus the effect of those shares issued to TogetherSoft Employees using the treasury stock method.